UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 14, 2022 (December 31, 2021)

Date of Report (date of earliest event reported)

Victory Capital Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38388	32-0402956
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

15935 La Cantera Parkway; San Antonio, TX	78256
(Address of principal executive offices)	(Zip Code)

(216) 898-2400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, Par Value $0.01	VCTR	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

On and effective December 31, 2021, Victory Capital Holdings, Inc., a Delaware corporation (“Victory,” or the “Company”), completed the acquisition (the “WestEnd Acquisition”) of 100% of the equity interests in WestEnd Advisors, LLC (“WestEnd”) for an estimated total purchase price of $716.1 million, net of cash acquired, which consists of $475.8 million in cash paid at closing net of cash acquired plus $239.7 million for the acquisition date estimated fair value of future cash payments of contingent consideration plus an estimated $0.6 million in cash payable in the second quarter of 2022 for net working capital adjustments.

The purchase price remains subject to certain post-closing adjustments. A maximum of $320.0 million ($80.0 million per year) in contingent earn-out payments may be paid. The contingent earn-out payments are based on net revenue of the WestEnd business during each of the first four years following the closing date, subject to certain “catch-up” provisions over a five and one half year period following the closing date.

The purchase price was financed by entering into the Third Amendment to the Credit Agreement (the “Third Amendment”), dated as of July 1, 2019 (as amended by the First Amendment to Credit Agreement, dated as of January 17, 2020, and the Second Amendment to Credit Agreement, dated as of February 18, 2021) with the guarantors party thereto, Barclays Bank PLC, as administrative agent, and the lenders party thereto from time to time.

Pursuant to the Third Amendment, the Company obtained incremental term loans (the “2021 Incremental Term Loans”) in an aggregate principal amount of $505.0 million. The 2021 Incremental Term Loans will mature in 2028 and will bear interest at an annual rate equal to, at the option of the Company, either LIBOR (adjusted for reserves and subject to a 50 basis point floor) plus a margin of 2.25% or an alternate base rate plus a margin of 1.25%. The 2021 Incremental Term Loans will amortize at a rate of 1.00% per annum.

This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed by the Company on January 5, 2022 in order to include the financial statements of WestEnd and the pro forma financial information required by Item 9.01 of Form 8-K. The pro forma financial information included in this Form 8-K/A has been presented for informational purposes only, as required by Form 8-K. It does not purport to represent the actual results of operations that Victory and WestEnd would have achieved had the companies been combined during the periods presented in the pro forma financial information and is not intended to project the future results of operations that the combined company may achieve after Victory’s acquisition of WestEnd. Except as described above, all other information in Victory’s Current Report on Form 8-K filed on January 5, 2022 remains unchanged.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

•

The audited financial statements of WestEnd as of and for the years ended December 31, 2020 and 2019 and the related notes to the financial statements incorporated herein by reference to Exhibit 99.2 to this Form 8-K/A.

•

The unaudited financial statements of WestEnd as of September 30, 2021 and for the nine months ended September 30, 2021 and 2020 and the related notes to the financial statements incorporated herein by reference to Exhibit 99.3 to this Form 8-K/A.

(b)	Pro Forma Financial Information.

•

The unaudited pro forma condensed combined financial statements, and the related notes thereto, of Victory and WestEnd, as of and for the nine months ended September 30, 2021 and as of and for the year ended December 31, 2020 incorporated herein by reference to Exhibit 99.4 to this Form 8-/A.

(c)	Exhibits.

Exhibit
Number	Description
2.1

Unit Purchase Agreement, dated as of November 4, 2021, by and among the Company, WestEnd Advisors, LLC, and the other parties listed thereto (incorporated by reference to Exhibit 2.1 of the Company’s Form 10-Q dated November 8, 2021).

10.1

Third Amendment, dated as of December 31, 2021, to the Credit Agreement, dated as of July 1, 2019 (as amended by the First Amendment to Credit Agreement, dated as of January 17, 2020, and the Second Amendment to Credit Agreement, dated as of February 18, 2021), by and among the Company, the guarantors party thereto, Barclays Bank PLC, as administrative agent, and the lenders party thereto from time to time (filed as Exhibit 10.1 to the Company’s Form 8-K, File No. 001-38388, on January 5, 2022 and incorporated herein by reference).

23.1	Consent of GreerWalker, LLP.
99.1	Press Release, dated January 3, 2022 (filed as Exhibit 99.1 to the Company’s Form 8-K, File No. 001-38388, on January 5, 2022 and incorporated herein by reference).
99.2	Audited financial statements of WestEnd as of and for the years ended December 31, 2020 and 2019.
99.3	Unaudited financial statements of WestEnd as of September 30, 2021 and for the nine months ended September 30, 2021 and 2020.
99.4

The unaudited pro forma condensed combined financial statements, and the related notes thereto, of Victory and WestEnd, as of and for the nine months ended September 30, 2021 and as of and for the year ended December 31, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE(S)

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICTORY CAPITAL HOLDINGS, INC.

Date: March 14, 2022	By:	/s/ MICHAEL D. POLICARPO
Name: Michael D. Policarpo
Title: President, Chief Financial Officer and Chief Administrative Officer